Exhibit 99.3
NOTICE OF GUARANTEED DELIVERY
$3,500,000,000
WILLIAMS PARTNERS L.P.
Exchange Offer for All Outstanding
$750,000,000 aggregate amount of 3.800% Senior Notes due 2015
(CUSIP Nos. 96950FAA2 and U96956AA2)
for new 3.800% Senior Notes due 2015
that have been registered under the Securities Act of 1933
and
$1,500,000,000 aggregate amount of 5.250% Senior Notes due 2020
(CUSIP Nos. 96950FAC8 and U96956AB0)
for new 5.250% Senior Notes due 2020
that have been registered under the Securities Act of 1933
and
$1,250,000,000 aggregate amount of 6.300% Senior Notes due 2040
(CUSIP Nos. 96950FAE4 and U96956AC8)
for new 6.300% Senior Notes due 2040
that have been registered under the Securities Act of 1933
Pursuant to the Prospectus dated      , 2010

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON      , 2010, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). TENDERS MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.
The exchange agent is:
The Bank of New York Mellon Trust Company, N.A.
By Mail, by Courier, or by Hand:
Bank of New York Mellon Corporation
Corporate Trust Operations
Reorganization Unit
101 Barclay Street – 7 East
New York, New York 10286
Attention:

By Facsimile Transmission: (212) 298-1915	Confirm Facsimile Transmission (212) 815-5098
TO TENDER OUTSTANDING NOTES, THIS NOTICE OF GUARANTEED DELIVERY MUST BE DELIVERED TO THE EXCHANGE AGENT AT ITS ADDRESS SET FORTH ABOVE AT OR PRIOR TO THE EXPIRATION TIME. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY TO THE EXCHANGE AGENT.

     As set forth in the prospectus dated      , 2010 (the “Prospectus”), of Williams Partners L.P. a Delaware limited partnership (the “Company”), and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), this Notice of Guaranteed Delivery must be used to accept the offer (the “Exchange Offer”) to exchange up to $3,500,000,000 in aggregate principal amount of new senior notes consisting of $750,000,000 aggregate principal amount of 3.800% Senior Notes due 2015, $1,500,000,000 aggregate principal amount of 5.250% Senior Notes due 2020, and $1,250,000,000 aggregate principal amount of 6.300% Senior Notes due 2040 (collectively, the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the applicable series of outstanding 3.800% Senior Notes due 2015, 5.250% Senior Notes due 2020, and 6.300% Senior Notes due 2040 (collectively, the “Outstanding Notes”), if at or prior to the Expiration Time (1) the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, (2) Outstanding Notes cannot be delivered to the Exchange Agent, or (3) the procedures for book-entry transfer cannot be completed. This form must be delivered by an eligible institution (as described in the Prospectus) by mail or hand delivery or transmitted via facsimile to the Exchange Agent at its address set forth above at or prior to the Expiration Time. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions thereto, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal.
Ladies and Gentlemen:
     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (receipt of which are hereby acknowledged), the principal amount of Outstanding Notes specified below pursuant to the guaranteed delivery procedures set forth in the Prospectus and in Instruction 2 of the Letter of Transmittal. By so tendering, the undersigned does hereby make as of the date hereof, the representations and warranties of a tendering holder of Outstanding Notes set forth in the Letter of Transmittal.
     The undersigned understands that exchange of the Outstanding Notes for the applicable series of Exchange Notes will be made only after valid receipt by the Exchange Agent of (1) such Outstanding Notes, or a book-entry confirmation of the transfer of such Outstanding Notes into the Exchange Agent’s account at The Depository Trust Company (“DTC”), and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal, or a properly transmitted Agent’s Message, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery. The term “Agent’s Message” means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by, and makes each of the representations and warranties contained in, the Prospectus and Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that the Outstanding Notes surrendered for exchange will be accepted only in minimum denominations of $2,000 principal amount of the applicable series and integral multiples of $1,000 in excess of thereof.
     The undersigned understands that tenders of Outstanding Notes may be withdrawn if the Exchange Agent receives at its address specified on the cover of this Notice of Guaranteed Delivery, at or prior to the Expiration Time, a Notice of Withdrawal, including the name of the holder having tendered the Outstanding Notes to be withdrawn, the aggregate principal amount of Outstanding Notes the holder delivered for exchange, the certificate number(s) (if any) of the Outstanding Notes, and a statement that such holder is withdrawing his, her, or its election to have such Outstanding Notes or any specified portion thereof exchanged, in accordance with the procedures set forth in the Prospectus and the Letter of Transmittal.
     All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery will not be affected by, and will survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery will be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors, and assigns of the undersigned.

PLEASE SIGN AND COMPLETE

Signature(s) of registered holder(s) or Authorized Signatory:

Name(s) of registered holder(s):

Address(es):

This Notice of Guaranteed Delivery must be signed by each registered holder of the Outstanding Notes exactly as each holder’s name) appears on certificate(s) for the Outstanding Notes or, if tendered by a DTC participant, exactly as such participant’s name appears on a security position listing as the owner of the Outstanding Notes, or by each person authorized to become a registered holder by endorsements and documents transmitted with this Notice of Guaranteed Delivery.
Date:                                         , 2010

Area Code and Telephone No.:

Principal Amount of Outstanding 3.800% Senior Notes Tendered:

Certificate No.(s) of Outstanding Note(s) (if available):

Principal Amount of Outstanding 5.250% Senior Notes Tendered

Certificate No.(s) of Outstanding Note(s) (if available):

Principal Amount of Outstanding 6.300% Senior Notes Tendered

Certificate No.(s) of Outstanding Note(s) (if available):

☐	If Outstanding Notes will be delivered by book-entry transfer to the Exchange Agent’s account at The Depository Trust Company, check box, and provide account number:

DTC Account No.:

DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR AN AGENT’S MESSAGE IN LIEU THEREOF.

     If the signature above is by a trustee, executor, administrator, guardian, attorney-in-fact, officer, or other person acting in a fiduciary or representative capacity, such person must provide the following information:

Name:

Capacity:

PLEASE PRINT EACH NAME AND ADDRESS
GUARANTEE ON REVERSE MUST BE COMPLETED

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a member firm of a registered national securities exchange, or the National Association of Securities Dealers, Inc., or a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, or the Stock Exchange Medallion Program (each, an “Eligible Institution”), guarantees that the certificates for Outstanding Notes tendered hereby in proper form for transfer or confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message, and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at its address set forth above within three New York Stock Exchange trading days after the date of execution hereof.
     The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates representing the Outstanding Notes to the Exchange Agent, or in the case of a book-entry transfer, an Agent’s Message and confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC, within the time periods shown herein. The undersigned acknowledges that failure to do so could result in a financial loss to such Eligible Institution.
PLEASE PRINT NAME AND ADDRESS

Name of Firm:

Authorized Signature:

Name:

Title:

Date:                                         , 2010

Address:

(Zip Code)

Area Code and Telephone Number:

4